UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008 (July 18, 2008)

GSI GROUP INC.

(Exact name of Registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Middlesex Turnpike, Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (781) 266-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

The tender offer for outstanding common stock of Excel Technology, Inc. (Excel) referred to in this report has not yet been commenced. Neither the presentation attached hereto, nor the description of the tender offer contained therein, is an offer to purchase nor a solicitation of an offer to sell securities of Excel. At the time the tender offer is commenced by Eagle Acquisition Corporation (Purchaser), an indirect wholly owned subsidiary of GSI Group Inc. (GSI), GSI and Purchaser will file with the Securities and Exchange Commission (SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Excel will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These documents will be sent free of charge to the stockholders of Excel. These documents will contain important information about the tender offer, and stockholders of Excel are urged to read them carefully when they become available. Stockholders of Excel will be able to obtain a free copy of these documents (when they become available) and other documents filed by Excel or GSI with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from GSI by contacting GSI at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, attention: Investor Relations, or from Excel by contacting Excel at 41 Research Way, East Setauket, New York 11733, attention: Investor Relations.

Item 8.01. Other Events.

On July 18, 2008, GSI began conducting presentations with certain institutional investors regarding the proposed acquisition of Excel by GSI. The presentation materials are attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	GSI Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.

(Registrant)

Date: July 18, 2008

By:  /s/  Robert L. Bowen

        Name: Robert L. Bowen

        Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	GSI Group Inc. Investor Presentation

4